Exhibit 99.1

[LOGO] FuelCell Energy

CONTACT:
Steven P. Eschbach, CFA
203-825-6000
seschbach@fce.com

                              FOR IMMEDIATE RELEASE
                              ---------------------

     FUELCELL ENERGY REPORTS THIRD QUARTER 2004 RESULTS AND ACCOMPLISHMENTS

       Started Operating First One Megawatt DFC Power Plant on Natural Gas
          45 Million Kilowatt Hours Generated To Date at Customer Sites

DANBURY, CONN., AUGUST 30, 2004 -- FUELCELL ENERGY, INC. (NASDAQNM:FCEL) (THE COMPANY), a leading manufacturer of stationary fuel cell power plants for distributed generation, today reported results and accomplishments for the quarter and nine months ended July 31, 2004.

FINANCIAL RESULTS

FuelCell Energy reported a net loss for the third quarter of fiscal 2004 of $18.9 million or $0.39 per basic and diluted share, compared to $15.0 million or $0.38 per basic and diluted share in the same period of the previous year. Revenues for the third quarter of fiscal 2004 were $8.1 million compared to $7.3 million in the same period a year ago.

Cash, cash equivalents and investments (U.S. Treasuries) on hand as of July 31, 2004 totaled $169.4 million. Net cash used during the quarter was $1.9 million. The Company received proceeds of approximately $16.0 million in cash from the sale of Global Thermoelectric Inc. (Global) on May 28, 2004. Excluding the proceeds from the Global sale, cash used during the quarter was $17.9 million, which included $2.0 million related to the Canadian operations and $3.4 million of capital expenditures.

Capital expenditures were primarily for two City of Santa Barbara power purchase agreement power plants and one DFC300A for the Department of Defense (DoD) Fuel Cell Test and Evaluation Center (FCTec). Depreciation and amortization expense from continuing operations for the three-month period ended July 31, 2004 was approximately $2.4 million.

For the nine months ended July 31, 2004, FuelCell Energy reported a total net loss of $65.7 million or $1.37 per basic and diluted share, including net income from discontinued operations of $0.8 million or $0.02 per basic and diluted share. This compares to a net loss of $52.0 million, or $1.32 per basic and diluted share, during the nine months ended July 31, 2003. Included in the 2004 total net loss was a one-time charge of $12.2 million, or $0.25 per basic and diluted share, related to purchased in-process research and development expense from the acquisition of Global in November 2003. Adjusted Net Loss and Adjusted Basic and Diluted Loss Per Share were $53.5 million and $1.12 per share, respectively (see reconciliation chart included in the financial tables).

Components of revenue and costs for the third quarter and year to date of fiscal 2004 were as follows:

      o Research and development contract revenue for the third quarter of fiscal 2004 was $4.4 million compared to $4.7 million in the same period a year ago and $14.9 million compared to $14.3 million for the nine month period ended July 31, 2003. For the third quarter and year to date, the Company's revenues increased on the Product Design Improvement, Vision 21 and Solid State Energy Conversion Alliance
            (SECA) contracts with the U.S. Department of Energy (DOE). These increases were offset by a decline in revenue related to the completion of the Company's first two-megawatt DFC3000 power plant under the Clean Coal contract. The cost of research and development contract revenue declined by $2.2 million in the third quarter of fiscal 2004 and $6.5 million for the nine month ended July 31, 2004 compared to similar periods in 2003 due to the mix of cost shared contracts.
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FuelCell Energy Reports Third Quarter 2004 Earnings
August 30, 2004
Page 2 of 8


      o Fuel cell product sales were $3.6 million for the third quarter of fiscal 2004 compared to $2.6 million in the same period of a year ago. Revenue during the quarter ended July 31, 2004 was higher than the previous year primarily due to progress on power plants for Marubeni and Caterpillar customers. Year to date fuel cell product sales were $7.6 million for fiscal 2004 compared to $12.2 million in fiscal 2003. Product sales backlog totaled $25.4 million as of July 31, 2004 compared with $17.1 million for the same period a year ago.

Administrative and selling expenses were $3.4 million and $10.9 million, respectively, for the three months and nine months ended July 31, 2004 compared to $3.2 million and $9.6 million in the same periods of the prior year. This increase was primarily due to Canadian operations and higher sales and marketing costs over the prior year.

Research and development expenses for the three and nine months ended July 31, 2004 were $6.7 million and $19.0 million, respectively, compared to $2.0 million and $6.1 million for the same periods of the prior year. Of these increases, approximately $1.7 million (three months ended July 31, 2004) and $6.8 million (nine months ended July 31, 2004) were related to solid oxide fuel cell (SOFC) research and development costs in Canada. The remaining increases in the three and nine month periods ended July 31, 2004 were primarily related to product development including the Company's cost reduction program implemented in fiscal 2003. These continuing efforts are expected to reduce product costs to increase market penetration.

ACCOMPLISHMENTS

"We continue to execute our strategy of establishing positions in key target customer segments that demonstrate the performance and reliability of our DFC power plants, while focusing on driving cost out of our products, that will lead to sustainable order flow," said Jerry D. Leitman, Chairman and CEO of FuelCell Energy. "We believe that working with a strong global network of distribution partners, now expanded to include LOGANEnergy, certifying our products, including our efforts on the DFC1500 for California emissions standards and cooperating with the Department of Defense to develop high reliability government and military applications furthers implementation of our strategy."

      o FuelCell Energy began operating its first one-megawatt DFC1500 power plant at the King County Wastewater Treatment Facility in Washington State on natural gas at full load in July 2004. It has completed testing requirements for the California Air Resources Board (CARB) 2007 distributed generation emission standards and the Company's certification application is currently being reviewed. In 2003, FuelCell Energy's DFC300A power plant was certified under the CARB 2007 standards, which categorized it as an 'ultra-clean' technology and exempted it from air pollution control or air quality district permitting requirements by CARB. In addition, this certification qualified the Company's products for preferential rate treatment by the California Public Utilities Commission (CPUC) including the elimination of 'exit fees' and 'standby charges' for customer electric generation, and for project funding through the California Self Generation Incentive Program.

      o FuelCell Energy shipped five DFC300A power plants to four U.S. customers - Sanitation Districts of L.A. County and American Municipal Power-Ohio for Caterpillar customers; two units for the City of Santa Barbara and one unit for the DoD FCTec. The Company has generated more than 45 million kilowatt-hours of electricity at 35 customer installations worldwide and its current fleet produces over 60 million kilowatt hours of electricity annually. The operational availability continues to meet customer expectations for a non-legacy product. FuelCell Energy expects to ship another four to six DFC300A power plants to U.S. and Japanese customers by the end of fiscal year 2004.

FuelCell Energy Reports Third Quarter 2004 Earnings
August 30, 2004
Page 3 of 8


      o FuelCell Energy and Roswell, Georgia-based LOGANEnergy Corp. (LOGAN) entered into a Market Development Agreement to develop and sell commercial fuel cell power plants, with a focus on megawatt-class systems in California. FuelCell Energy will provide the DFC power plants along with engineering and technical support while LOGAN will contribute its expertise in planning, designing, developing and implementing fuel cell projects. LOGAN currently has fuel cell projects at 21 U.S. locations and one project in the United Kingdom.

      o FuelCell Energy entered into a Cooperative Research and Development Agreement (CRADA) with the U. S. Army Engineer Research and Development Center/Construction Engineering Research Laboratory (ERDC-CERL) to provide a 250-kilowatt DFC power plant to the DoD FCTec for evaluation in a combined heat and power application. This distributed generation fuel cell system will supply electricity, and the byproduct heat will be coupled with an absorption chiller.

      o During a "town hall" meeting today in Torrington with FuelCell Energy employees, U.S. Congressman Larson announced federal funding for dual-fuel carbonate fuel cell projects in the Department of Defense Appropriations Bill for Fiscal Year 2005. Defense Appropriations (PL 108-287) includes a total of $7 million for carbonate fuel cell projects. The Company expects the funding to result in definitive contracts employing the firm's DFC products to meet the military's desire for power in critical applications.

      o The power plant shipped to the FCTec is the same unit that accomplished a number of firsts when it operated in Boston at the Democratic National Convention, where it supplied electric power to a temporary media campus:

            o First DFC power plant to operate in a customer micro-grid--a distributed generation system that operates independently from the local utility's transmission and distribution infrastructure;

            o First DFC power plant to operate in parallel with diesel generators; and,

            o First DFC power plant to automatically operate in islanded mode (separate from the micro-grid).

CONFERENCE CALL INFORMATION

A conference call is scheduled for 10:00 A.M. EDT on August 31, 2004 to review results and discuss the Company's outlook. Listeners can gain access to the call live over the Internet by clicking on the web cast link on the Company's homepage at www.fuelcellenergy.com. A playback version will be available for seven days after the call by calling 800-583-3753 for the U.S./Canada and 706-645-9625 for international. The confirmation number is 9607425.

ABOUT DIRECT FUELCELLS

Direct FuelCells efficiently generate clean electricity at distributed customer locations, including hospitals, schools, universities, hotels and other commercial and industrial facilities, as well as in grid-support applications for utility customers. Direct FuelCells operate similar to large, continuously operating batteries except they utilize a fuel to generate electricity, such as natural gas or digester gas from wastewater treatment facilities. DFC power plants are hydrogen generators, and because of this are ready today and do not require the creation of a hydrogen infrastructure. This high-efficiency technology generates more electric power from less fuel and with less carbon dioxide emissions than traditional combustion methods. The sub-megawatt fuel cell power plant is a collaborative effort using Direct FuelCell(R) technology of FuelCell Energy and the Hot Module(R) balance of plant design of MTU CFC Solutions, GmbH, a subsidiary of DaimlerChrysler.

FuelCell Energy Reports Third Quarter 2004 Earnings
August 30, 2004
Page 4 of 8


ABOUT SOLID OXIDE FUEL CELLS

In April 2003, FuelCell Energy was selected by the U.S. Department of Energy
(DOE) to lead a project team for its $139 million Solid State Energy Conversion Alliance (SECA) program. The goal of the SECA program is to accelerate the commercialization of low-cost solid oxide fuel cells for residential, commercial and light industrial applications ranging in product size from 3 to 10 kilowatts each for applications up to 100 kWh. If successfully commercialized, these products would be complementary to our larger scale DFC product line.

ABOUT FUELCELL ENERGY, INC.

FuelCell Energy, Inc., based in Danbury, Connecticut, is a world leader in the development and manufacture of high-temperature hydrogen fuel cells for clean electric power generation. The Company has developed commercial distribution alliances for its carbonate Direct FuelCell products with MTU CFC Solutions in Europe; Marubeni Corporation in Asia; Enbridge Inc. in Canada; and Caterpillar, PPL Energy Plus, Chevron Energy Solutions, Alliance Power, and LOGANEnergy in the U.S. FuelCell Energy developed its patented Direct FuelCell technology for stationary power plants with the U.S. Department of Energy through its Office of Fossil Energy's National Energy Technology Laboratory.

FuelCell Energy is also developing next-generation high-temperature fuel cell products, such as a diesel-fueled marine Ship Service Fuel Cell, a combined-cycle DFC/Turbine(R) power plant, and solid oxide fuel cells for applications up to 100 kilowatts. For more information about FuelCell Energy, please visit www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company's products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

                           (Financial tables attached)

FuelCell Energy Reports Third Quarter 2004 Earnings
August 30, 2004
Page 5 of 8


                              FUELCELL ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED
                                                                           JULY 31,
                                                                     2004            2003
                                                                     ----            ----
REVENUES:
   Research and development contracts                            $      4,422    $      4,715
   Product sales and revenues                                           3,646           2,561
                                                                 ------------    ------------
      TOTAL REVENUES                                                    8,068           7,276

COSTS AND EXPENSES:
   Cost of research and development contracts                           7,436           9,623
   Cost of product sales and revenues                                   9,740           8,283
   Administrative and selling expenses                                  3,448           3,248
   Research and development expenses                                    6,670           2,015
                                                                 ------------    ------------
         Total costs and expenses                                      27,294          23,169
                                                                 ------------    ------------

LOSS FROM OPERATIONS                                                  (19,226)        (15,893)

License fee income, net                                                    68              68
Interest expense                                                          (32)            (29)
Interest and other income, net                                            357             834
                                                                 ------------    ------------

Net loss from continuing operations before provision for
income tax                                                       $    (18,833)   $    (15,020)
                                                                 ------------    ------------

Provision for income taxes                                                 --              --

NET LOSS FROM CONTINUING OPERATIONS                              $    (18,833)   $    (15,020)
                                                                 ------------    ------------

Discontinued operations, net of tax                                       (95)             --
                                                                 ------------    ------------

NET LOSS                                                         $    (18,928)   $    (15,020)
                                                                 ============    ============

LOSS PER SHARE BASIC AND DILUTED:
         Continuing operations                                   $      (0.39)   $      (0.38)
         Discontinued operations                                           --              --
                                                                 ------------    ------------
         NET LOSS                                                $      (0.39)   $      (0.38)
                                                                 ============    ============
         Basic and diluted weighted average shares
         outstanding                                               48,097,321      39,339,724
                                                                 ============    ============

FuelCell Energy Reports Third Quarter 2004 Earnings
August 30, 2004
Page 6 of 8


                              FUELCELL ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                      NINE MONTHS ENDED
                                                                          JULY 31,
                                                                     2004           2003
                                                                     ----           ----
REVENUES:
   Research and development contracts                            $     14,913          14,312
   Product sales and revenues                                           7,598          12,157
                                                                 ------------    ------------
      TOTAL REVENUES                                                   22,511          26,469

COSTS AND EXPENSES:
   Cost of research and development contracts                          21,882          28,365
   Cost of product sales and revenues                                  26,930          38,232
   Administrative and selling expenses                                 10,872           9,590
   Research and development expenses                                   18,982           6,050
   Purchased in-process research and development                       12,200              --
                                                                 ------------    ------------
         Total costs and expenses                                      90,866          82,237
                                                                 ------------    ------------

LOSS FROM OPERATIONS                                                  (68,355)        (55,768)

License fee income, net                                                   204             203
Interest expense                                                          (92)           (102)
Interest and other income, net                                          1,738           3,633
                                                                 ------------    ------------

Net loss from continuing operations before provision for
income tax                                                       $    (66,505)        (52,034)
                                                                 ------------    ------------

Provision for income taxes                                                 --              --

NET LOSS FROM CONTINUING OPERATIONS                              $    (66,505)        (52,034)
                                                                 ------------    ------------

Discontinued operations, net of tax                                       846              --

NET LOSS                                                         $    (65,659)        (52,034)
                                                                 ============    ============

LOSS PER SHARE BASIC AND DILUTED:
         Continuing operations                                   $      (1.39)          (1.32)

         Discontinued operations                                         0.02              --
                                                                 ------------    ------------
         NET LOSS                                                $      (1.37)          (1.32)
                                                                 ============    ============
         Basic and diluted weighted average shares
         outstanding                                               47,874,599      39,328,881
                                                                 ============    ============

FuelCell Energy Reports Third Quarter 2004 Earnings
August 30, 2004
Page 7 of 8


                              FUELCELL ENERGY, INC.
                           CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                             JULY 31,
                                                                              2004       OCTOBER 31,
                                                                            UNAUDITED       2003
                                                                            ---------    ---------
                                       ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                $  66,794    $  41,000
   Investments: U.S. treasury securities                                       87,863       93,750
   Accounts receivable                                                          6,021        4,948
   Inventories, net                                                            14,941       15,954
   Other current assets                                                         5,738        5,140
                                                                            ---------    ---------
      TOTAL CURRENT ASSETS                                                    181,357      160,792

   Property, plant and equipment, net                                          49,380       39,778
   Investments: U.S. treasury securities                                       14,764       18,690
   Goodwill                                                                     4,760           --
   Other assets, net                                                            3,728        4,103
                                                                            ---------    ---------
      TOTAL ASSETS                                                          $ 253,989    $ 223,363
                                                                            =========    =========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt                                        $     518    $     323
   Accounts payable                                                             7,071        6,667
   Accrued liabilities                                                          4,476        5,369
   Deferred license fee income                                                    113           37
   Deferred revenue                                                             6,486        4,398
                                                                            ---------    ---------
      TOTAL CURRENT LIABILITIES                                                18,664       16,794

 Long-term debt and other liabilities                                           1,605        1,484
                                                                            ---------    ---------
        TOTAL LIABILITIES                                                      20,269       18,278

Shareholders' equity
   Common stock ($.0001 par value); 150,000,000 shares authorized at July
      31, 2004 and October 31, 2003; 48,127,032 and 39,423,133 shares issued and outstanding at July 31, 2004 and October 31, 2003,
      respectively                                                                  5            4
   Preferred shares of subsidiary                                               9,687           --
   Additional paid-in capital                                                 425,165      340,559
   Accumulated deficit                                                       (201,137)    (135,478)
                                                                            ---------    ---------
          TOTAL SHAREHOLDERS' EQUITY                                          233,720      205,085
                                                                            ---------    ---------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 253,989    $ 223,363
                                                                            =========    =========

FuelCell Energy Reports Third Quarter 2004 Earnings
August 30, 2004
Page 8 of 8


                              FUELCELL ENERGY, INC.
           RECONCILIATION FROM REPORTED NET LOSS AND LOSS PER SHARE TO
                  ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
                                   (UNAUDITED)
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                        NINE MONTHS ENDED(1)
                                                               JULY 31,
                                                          2004          2003
                                                       ----------    ----------

NET LOSS AS REPORTED                                   $  (65,659)      (52,034)

Purchased in-process research and development              12,200            --

ADJUSTED NET LOSS                                      $  (53,459)   $  (52,034)
                                                       ==========    ==========

--------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE, AS REPORTED          $    (1.37)   $    (1.32)

Purchased in-process research and development               (0.25)           --

                                                       ----------    ----------
ADJUSTED BASIC AND DILUTED LOSS PER SHARE              $    (1.12)   $    (1.32)
                                                       ==========    ==========

----------
NOTES

(1) There are no adjustments to net loss for the three months ended July 30, 2004 and 2003, respectively. "Adjusted Net Loss" and "Adjusted Basic and Diluted Loss Per Share" are defined as reported net loss and reported basic and diluted loss per share excluding the impact of the purchased in-process research and development charge taken in conjunction with the acquisition of Global during the three months ended January 31, 2004. These are not GAAP financial measures.

o On November 3, 2003, FuelCell Energy completed the acquisition of Global Thermoelectric Inc. (Global) and combined operations. The acquisition has been accounted for as a purchase under accounting principles generally accepted in the United States of America (GAAP) and therefore FuelCell Energy's financial data prior to the acquisition has not been restated to include Global's financial data. Global's financial results have been reported in FuelCell Energy's financial reporting beginning on November 3, 2003.

o As required by Financial Accounting Standards Board Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method ("FIN 4")", the portion of the purchase price allocated to in-process research and development (related to Global's research of Solid Oxide Fuel Cells) of $12.2 million was expensed in the three-month period ended January 31, 2004. Purchased in-process research and development is excluded from Adjusted net loss as this is a one-time charge to the purchase accounting of our acquisition of Global.

o The Company has used non-GAAP pro forma financial measures in analyzing financial results because they provide meaningful information regarding the Company's operational performance and facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency.

o These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.